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                            WILD OATS MARKETS, INC.

                                  Subsidiaries

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ALFALFA'S, INC.     ALFALFA'S ROCKY MOUNTAIN,     ALFALFA'S CANADA, INC.    ALFALFA'S NORTHWEST, INC.     ALFALFA'S SANTA FE, INC.
                                     INC.
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
                                                    Capers Managment
                                                      Holdings, Inc.
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                                                   Encore Resources Ltd.
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